UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2012

TAL INTERNATIONAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-126317 (Commission File Number)	20-1796526 (I.R.S. Employer Identification No.)

TAL International Group, Inc.

100 Manhattanville Road

Purchase, New York 10577-2135
(Address of Principal Executive Offices) (Zip Code)

(914) 251-9000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            EJ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            EJ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            EJ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            EJ Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 23, 2012, TAL International Group, Inc. (the “Company”) entered into a Second Amended and Restated Shareholders Agreement (the “Amended Agreement”) with certain shareholders party thereto which collectively beneficially own an aggregate of approximately 27% of the Company’s outstanding common stock, including funds affiliated with The Resolute Fund, L.P. and The Jordan Company (22.16%), JZ Capital Partners Limited (2.38%) and funds affiliated with Edgewater Growth Capital Partners, L.P. (2.38%).  The Amended Agreement amends and restates that certain Amended and Restated Shareholders Agreement, dated as of October 11, 2005 (the “Original Agreement”), as filed with the Securities and Exchange Commission as Exhibit 10.7 to the Company’s Form 10-K filed on March 20, 2006.

The Amended Agreement amends the Original Agreement to, among other things:

(i)                  remove Article III of the Original Agreement relating to restrictions on transfers of the shares of the Company’s common stock held by the shareholders party thereto,

(ii)               alter the provisions relating to the election of directors to the Company’s Board of Directors to provide that the shareholders party thereto agreed to vote their respective shares of Common Stock for a Board of Directors comprised of seven directors consisting of (i) three individuals designated by The Resolute Fund, L.P. and (ii) four independent directors nominated by the Company’s Nominating and Corporate Governance Committee, and

(iii)            remove certain shareholders who were parties to the Original Agreement but are no longer subject to the terms of the Amended Agreement.

The foregoing description is qualified in its entirety by the terms of the Amended Agreement which has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Shareholders Agreement, dated as of March 23, 2012, by and among TAL International Group, Inc. and the several shareholders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2012	TAL INTERNATIONAL GROUP, INC.

	By:	/s/ John Burns
		Name:	John Burns
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Shareholders Agreement, dated as of March 23, 2012, by and among TAL International Group, Inc. and the several shareholders party thereto.